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                                                                   Exhibit 10.18


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                               HOMEMAX, INC. GROUP





                           ---------------------------

                                   $33,920,000


                              FLOOR PLAN AGREEMENT


                          dated as of February 19, 1998


                           ---------------------------




                               NATIONSBANK, N.A.,


                                    as Agent


================================================================================


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SECTION 1.  DEFINITIONS........................................................1

      1.1      Defined Terms...................................................1

      1.2      Other Definitional Provisions..................................13

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................13

      2.1      Commitments....................................................13

      2.2      Procedure for Borrowing........................................14

      2.3      Curtailment of Advances........................................14

      2.4      Overline Commitment............................................14

      2.5      Third Party Payments...........................................15

      2.6      Use of Proceeds of Advances....................................16

SECTION 3.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND
            PAYMENTS .........................................................16

      3.1      Repayment of Advances; Evidence of Indebtedness................16

      3.2      Facility Fee...................................................17

      3.3      Agent's Fees...................................................17

      3.4      Optional Prepayments...........................................17

      3.5      Optional Termination or Reduction of Commitments...............17

      3.6      Mandatory Reduction of Commitments and Prepayments.............17

      3.7      Application of Prepayments.....................................18

      3.8      Continuation Options...........................................19

      3.9      Interest Rates and Payment Dates...............................19

      3.10     Computation of Interest and Fees...............................20

      3.11     Inability to Determine Interest Rate...........................20

      3.12     Pro Rata Treatment and Payments................................20

      3.13     Illegality.....................................................21

      3.14     Requirements of Law............................................22

      3.15     Taxes..........................................................23

      3.16     Indemnity......................................................25

      3.17     Change of Lending Office.......................................25

SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................26

      4.1      Financial Condition............................................26

      4.2      No Change......................................................26




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      4.3      Disclosure.....................................................26

      4.4      Corporate Existence; Compliance with Law.......................26

      4.5      Corporate Power, Authorization, Enforceable Obligations........27

      4.6      No Legal Bar...................................................27

      4.7      No Material Litigation.........................................27

      4.8      No Default.....................................................27

      4.9      Ownership of Property; Liens...................................28

      4.10     Title Documents................................................28

      4.11     No Burdensome Restrictions.....................................28

      4.12     Intellectual Property..........................................28

      4.13     Taxes..........................................................28

      4.14     Federal Regulations............................................28

      4.15     ERISA..........................................................29

      4.16     Investment Company Act; Other Regulations......................29

      4.17     Subsidiaries...................................................29

      4.l8     Environmental Matters..........................................29

      4.19     Guarantees.....................................................31

      4.20     Joinder Agreements.............................................31

      4.21     Security Agreements............................................31

      4.22     Solvency.......................................................31

      4.23     HM Services Subordination Agreement............................31

      4.24     ZN Letter Agreement............................................32

      4.25     ZN Net Worth Maintenance Agreement.............................32

SECTION 5.  CONDITIONS PRECEDENT..............................................32

      5.1      Conditions to Initial Extensions of Credit.....................32

      5.2      Conditions to Each Extension of Credit.........................34

SECTION 6.  AFFIRMATIVE COVENANTS.............................................35

      6.1      Financial Statements...........................................35

      6.2      Certificates; Other Information................................36

      6.3      Payment of Obligations.........................................37

      6.4      Conduct of Business and Maintenance of Existence...............37

      6.5      Maintenance of Property; Insurance.............................37



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      6.6      Title Documents................................................38

      6.7      Inspection of Inventory........................................38

      6.8      Inspection of Property; Books and Records; Discussions.........38

      6.9      Notices........................................................38

      6.10     Environmental Laws.............................................39

      6.11     Further Assurances; Additional Collateral......................40

      6.12     Additional Subsidiaries........................................40

SECTION 7.  NEGATIVE COVENANTS................................................41

      7.1      Financial Condition Covenant: Indebtedness to Net Worth........41

      7.2      Limitation on Indebtedness and Preferred Stock.................41

      7.3      Limitation on Liens............................................42

      7.4      Limitation on Guarantee Obligations............................42

      7.5      Limitation on Fundamental Changes..............................42

      7.6      Limitation on Sale of Assets...................................43

      7.7      Limitation on Dividends........................................43

      7.8      Limitation on Investments, Loans and Advances..................43

      7.9      Limitation on Transactions with Affiliates.....................44

      7.10     Limitation on Sales and Leasebacks.............................44

      7.11     Limitation on Changes in Fiscal Year...........................44

      7.12     Limitation on Negative Pledge Clauses..........................44

      7.13     Limitation on Lines of Business................................44

SECTION 8.  EVENTS OF DEFAULT.................................................44

SECTION 9.  THE AGENT.........................................................47

      9.1      Appointment....................................................47

      9.2      Delegation of Duties...........................................47

      9.3      Exculpatory Provisions.........................................48

      9.4      Reliance by Agent..............................................48

      9.5      Notice of Default..............................................48

      9.6      Non-Reliance on Agent and Other Lenders........................49

      9.7      Indemnification................................................49

      9.8      Agent in its Individual Capacity...............................50

      9.9      Successor Agent................................................50

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SECTION 10. MISCELLANEOUS.....................................................50

      10.1     Amendments and Waivers.........................................50

      10.2     Releases of Collateral Security and Guarantee Obligations......51

      10.3     Notices........................................................52

      10.4     No Waiver; Cumulative Remedies.................................53

      10.5     Survival of Representations and Warranties.....................53

      10.6     Payment of Expenses and Taxes..................................53

      10.7     Termination....................................................54

      10.8     Successors and Assigns; Participations and Assignments.........54

      10.9     Adjustments; Set-off...........................................56

      10.10    Joint and Several Liability....................................57

      10.11    Maximum Amount of Joint and Several Liability..................57

      10.12    Counterparts...................................................57

      10.13    Severability...................................................58

      10.14    Integration....................................................58

      10.15    Governing Law..................................................58

      10.16    Submission To Jurisdiction; Waivers............................58

      10.17    Acknowledgments................................................59

      10.18    Waivers of Jury Trial..........................................59



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                       SCHEDULES
                       ---------

Schedule I      Addresses for Notices
Schedule II     Commitments and Commitment Percentages
Schedule III    Subsidiaries
Schedule IV     Indebtedness
Schedule V      U.C.C. Financing Statements
Schedule VI     Liens
Schedule VII    Guarantees
Schedule VIII   Existing Investments

                       EXHIBITS
                       --------

Exhibit  A      Form of Note
Exhibit  B      Form of Borrowers Guarantee
Exhibit  C      Form of Subsidiaries Guarantee
Exhibit  D      Form of Borrowers Joinder Agreement
Exhibit  E      Form of Subsidiaries Joinder Agreement
Exhibit  F      Form of Borrowers Security Agreement
Exhibit  G      Form of Subsidiaries Security Agreement
Exhibit  H      Form of HM Services Subordination Agreement
Exhibit  I      Form of ZN Letter Agreement
Exhibit  J      Form of ZN Net Worth Agreement
Exhibit  K      Form of Notice of Borrowing
Exhibit  L      Form of Officer's Compliance Certificate
Exhibit  M      Form of Opinion of Frost & Jacobs, LLP.
Exhibit  N      Form of Assignment and Acceptance





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         FLOOR PLAN AGREEMENT, dated as of February 19, 1998, among:

        (a)       HOMEMAX, INC., (the "PARENT BORROWER");

        (b)       HOMEMAX  INDIANA, LLC, HOMEMAX KENTUCKY, LLC, HOMEMAX NORTH
                           CAROLINA, INC., HOMEMAX OHIO, INC., HOMEMAX SOUTH CAROLINA, INC. AND HOMEMAX TENNESSEE, INC. (together with any other Person that becomes a borrower hereunder as provided herein, collectively, the "SUBSIDIARY BORROWERS" and together with the Parent Borrower, the "BORROWERS");

        (c)       the banks and other financial institutions from time to time parties to this Agreement, (the "LENDERS"); and

        (d)       NATIONSBANK, N.A., as agent (in such capacity, the "AGENT")
                           for the Lenders hereunder.

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Borrowers have requested that the Lenders make available to them credit facilities of up to $33,920,000.00 in the aggregate upon the terms, and subject to the conditions, set forth herein to finance inventory consisting of new or used manufactured housing units to be acquired for use as show models or retail sale units as permitted by this Agreement;

         WHEREAS, the Agent and the Lenders are willing to provide such financing to the Borrowers only upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1:    DEFINITIONS

        1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that the Agent is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate, respectively.

          "ABR ADVANCES": Advances the rate of interest applicable to which is based upon the ABR.

          "ADVANCES": as defined in subsection 2.1.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENT": as defined in the preamble to this Agreement.

          "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the aggregate principal amount of all Advances made by such Lender then outstanding.

          "AGREEMENT": this Floor Plan Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE MARGIN": for each Type of Advance outstanding, the rate per annum set forth below:

                    ABR          Eurodollar Rate
                    ---          ---------------

                    .0%               2.35%

          "ASSIGNEE": as defined in subsection 10.8(c).

          "AVAILABLE COMMITMENT": as to any Lender, an amount equal to the excess, if any, of (a) the Commitment over (b) the Aggregate Outstanding Extensions of Credit of such Lender.

          "BANK DEFAULT": means (i) the refusal (which has not been retracted) of a Lender to make available an amount equal to its Lender's Commitment Percentage of any Advance or (ii) a Lender having notified the Agent and or the Borrowers that such Lender does not intend to comply with such Lender's obligations under Section 2, in the case of either (i) or (ii) above including as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "BORROWERS": as defined in the preamble to this Agreement.

          "BORROWERS GUARANTEE": the Guarantee to be executed and delivered by each of the Borrowers, substantially in the form of EXHIBIT B, as the same may be amended, supplemented or otherwise modified from time to time.



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          "BORROWERS JOINDER AGREEMENT": the Joinder Agreement to be executed and delivered by each Person that subsequent to the Closing Date becomes a Subsidiary Borrower, substantially in the form of EXHIBIT D, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWERS SECURITY AGREEMENT": the Security Agreement to be executed and delivered by each of the Borrowers, substantially in the form of EXHIBIT F, as the same may be amended, supplemented or otherwise modified from time to time.

          "BORROWING DATE": for each Advance, the date of a requested borrowing PROVIDED that if such date is not a Business Day then the next succeeding Business Day.

          "BUSINESS": as defined in subsection 4.18(b).

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; PROVIDED that, with respect to matters relating to Eurodollar Advances, the term "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or London, England, are authorized or required by law to close.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof, (d) commercial paper issued in the United States which is rated at least A-1 by S&P or P-1 by Moody's, (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          CHANGE IN CONTROL": any transaction or group of transactions after which (A)(i) Allen G. Zaring, III (together with his executors, administrators or heirs in the event of his death) shall


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

     directly or indirectly own less than twenty-five percent (25%) of Zaring National's issued and outstanding common stock, or (ii) another Person has acquired beneficial ownership of Zaring National's issued and outstanding common stock in an amount greater than the amount owned directly or indirectly in the aggregate by Allen G. Zaring, III (together with his executors, administrators or heirs in the event of his death) or (B) Zaring National shall cease to own ninety-five percent (95%) of all classes of stock of the Parent Borrower or (C) the Parent Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of all classes of stock of the Subsidiary Borrowers.

          "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": as defined in the Borrowers Security Agreement.

          "COMMITMENT": as to any Lender, the obligation of such Lender to make Advances to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE II; as the same may be reduced from time to time pursuant to subsections 3.4, 3.5 and 3.6; as to all Lenders collectively, the "COMMITMENTS."

          "COMMITMENT PERCENTAGE": as to any Lender at any date, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders).

          "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Maturity Date or such earlier date on which the Commitments shall terminate as provided herein.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

          "CONSOLIDATED NET WORTH": for any fiscal period, the sum of (a) Capital Stock and additional paid-in capital plus (b) retained earnings (or minus accumulated deficits) of the Parent Borrower and its Subsidiaries determined on a consolidated basis.

          "CONSOLIDATED TANGIBLE NET WORTH": for any fiscal period, the sum of
     (a) Consolidated Net Worth MINUS (b) any amounts which would be considered intangible assets on a consolidated balance sheet of the Parent Borrower and its Subsidiaries (including without limitation, copyrights, patents, trademarks, contract rights, development costs and goodwill) PLUS (c) all Subordinated Indebtedness.

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          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CREDIT DOCUMENTS": this Agreement, the Notes, the Security Documents, the Guarantees, and any other instruments, certificates, agreements or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "CREDIT PARTIES": the Parent Borrower and any of its Subsidiaries.

          "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DEFAULTING LENDER": any Lender with respect to which a Bank Default is in effect.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment (including protection of human health from environmental hazards), as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EURODOLLAR ADVANCES": Advances the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Advance, the rate per annum determined for such day by the Agent to be the average of the respective rates per annum posted by each of the principal London office of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. dollars, as announced from time to time by the Agent at its principal office as the eurodollar rate for such Interest Period in effect for its commercial loans and advances. Each change in the Eurodollar Rate as determined by the Agent shall be effective for the immediately succeeding Interest Period following the date such change is announced.

          "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "FACILITY": as provided for in Section 2 hereof.

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          "FACILITY FEE": a fee of 1/10 of one percent (1%) on the amount of such Lender's Commitment on the Closing Date and on each date that is the annual anniversary thereof until the Maturity Date.

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE": the collective reference to the Borrowers Guarantee, the Subsidiaries Guarantee and each other guarantee from time to time made in favor of the Agent to secure all or any part of the obligations of any of the Borrowers hereunder as amended, supplemented or otherwise modified from time to time; collectively, the "GUARANTEES".

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of the guaranteeing person or another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any form of assurance against loss, except endorsement of negotiable instruments or other instruments for deposit or collection in the ordinary course of business.

          "GUARANTOR": any Person delivering a Guarantee.

          "HM FACILITY": the $12,000,000 credit facility described in the Credit Agreement dated as of February 23, 1998 (as amended, supplemented or otherwise modified from time to time the "HM CREDIT AGREEMENT") by and among HomeMax, Inc., as borrower, the Lenders from time to time party to thereto and NationsBank, N.A. as agent for such lenders.

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          "HM SERVICES SUBORDINATION AGREEMENT": the Subordination Agreement,
     dated as of the date hereof, by and among the Borrowers hereunder, HM Services, Inc., and NationsBank, N.A., substantially in the form of EXHIBIT H, as the same may be amended modified or supplemented from time to time.

          "INDEBTEDNESS": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (payable more than six months after the original purchase date of such property or services), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of letters of credit and acceptances and letters of credit issued or created for the account of such Person (including without limitation all issued and outstanding Letters of Credit), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all Indebtedness of the types referred to in clauses (a) through (g) above which is guaranteed directly or indirectly by such Person.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT": pertaining to a condition of Insolvency.

          "INTEREST PAYMENT DATE": as to any Advance, the tenth (10th) day (or if such day is not a Business Day, on the immediately preceding Business
     Day) of the immediately following calendar month.

          "INTEREST PERIOD": initially, the period commencing on the Borrowing Date and ending on the last day of the same calendar month and each period commencing on the last day of the next preceding Interest Period and ending one month thereafter; PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

        (1)   any  Interest Period that would otherwise extend beyond the
                    Maturity Date shall end on the Maturity Date; and

        (2)   any  Interest Period pertaining to an Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INVENTORY": all Show Models and Retail Units, including all parts and accessories thereto, located in approved Operating Locations as more fully described in the Borrowers Security Agreement.

          "JOINDER AGREEMENTS": the collective reference to the Borrowers Joinder Agreement and the Subsidiaries Joinder Agreement.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "MAJORITY LENDERS": at any time Lenders having Commitments (or if Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than 51% of the sum of the amount of the Commitments of the Non-Defaulting Lenders (or Aggregate Outstanding Extensions of Credit of the Non-Defaulting Lenders as the case may be) then in effect, PROVIDED that, if at any time, there are two or more Lenders hereunder, any action required by Majority Lenders shall require the consent of not less than two Lenders.

          "MANUFACTURER'S INVOICE AMOUNT": the actual cost to a Borrower or its Subsidiaries of each item of new Inventory as designated on a manufacturer's invoice or bill of sale for such item of Inventory.

          "MATERIAL ADVERSE AMOUNT": an amount payable by the Parent Borrower and/or its Subsidiaries in excess of $100,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property, financial condition or prospects of the Parent Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this or any of the other Credit Documents or (c) the rights or remedies of the Agent or the Lenders hereunder or under any of the other Credit Documents.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MATURITY DATE": the last Business Day of the calendar month in the month that is thirty-six (36) months following the Closing Date.

          "MOODY'S": Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NADA BOOK VALUE": the value as established by the most recent National Edition of the N.A.D.A. Manufactured Housing Appraisal Guide based on and limited to the following parameters: (i) manufacturer's name, (ii) trade/model name, (iii) width and length, (iv) year and (v) location.

          "NON-DEFAULTING LENDER": any Lender other than a Defaulting Lender.

          "NON-EXCLUDED TAXES": as defined in subsection 3.15(a).

          "NOTE": as defined in subsection 3.1(e).

          "NOTICE OF BORROWING": means with respect to a request for a borrowing hereunder, a request in the form of EXHIBIT K hereto, as delivered to the Agent by a Responsible Officer of a Borrower.

          "OPERATING LOCATIONS": the sites as acquired from time to time by a Borrower or its Subsidiaries, where Inventory is displayed in connection with its sale by such Borrower or any of its Subsidiaries in the ordinary course of business.

          "OVERLINE:" as described in subsection 2.4(a).

          "OVERLINE FACILITY": as described in subsection 2.4.

          "OVERLINE ADVANCES": as defined in subsection 2.4(a).

          "PARENT BORROWER": as defined in the preamble to this Agreement.

          "PARTICIPANTS": as defined in subsection 10.8(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other legal entity.

          "PLAN": at a particular time, any employee benefit plan or other plan established, maintained or contributed to by any Borrower or a Commonly Controlled Entity that is covered by Title IV of ERISA.

          "PRIME RATE": the rate of interest per annum announced from time to time by the Agent at its principal office as its prime rate on a particular day in effect for domestic (United States) commercial loans and advances; such rate is not necessarily intended to be the lowest rate of interest charged by the Lenders in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is announced.

          "PRINCIPAL PAYMENT DATE": as to any Advance, the tenth (10th) day (or if such day is not a Business Day on the immediately preceding Business
     Day) of the immediately following calendar month.

          "PROCEEDS": with respect to any Proceeds Event, the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by a Borrower and its Subsidiaries in connection with such

     Proceeds Event which is required to be repaid at the time or as a result of such Proceeds Event out of the proceeds thereof.

          "PROCEEDS EVENT":

(a) the sale, transfer or other disposition by a Borrower or any of its Subsidiaries of any Inventory (including, without limitation, any Inventory sold, transferred or otherwise disposed of in the ordinary course of business) of such Borrower or such Subsidiary to any Person (other than to the Parent Borrower or any of its Subsidiary Borrowers);

(b) the recovery by a Borrower of amounts owing to it under insurance policies with respect to any item of Inventory; and

(c) the receipt by the Parent Borrower or any of its Subsidiaries of a reimbursement, refund or other recovery of amounts owing to the Parent Borrower or such Subsidiary because of the receipt of damaged Inventory from any Person (including any manufacturer) from whom any Credit Party purchased or otherwise acquired Inventory.

          "PROPERTIES": as defined in subsection 4.18(a).

          "REGULATION G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .22, .25, .27 or .28 of PBGC Reg.
     sec. 4043.

          "REQUIREMENT OF LAW": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER": the chief executive officer, the president, an executive vice president, the chief financial officer or the treasurer of a Borrower.

          "RESTRICTED PAYMENTS": as defined in subsection 7.7.

          "RETAIL UNITS": new or used manufactured housing units acquired by a Borrower or its Subsidiaries from a manufacturer of such units or as a result of a rescinded sales transaction as acquired from time to time by a Borrower or its Subsidiaries.

          "RETAIL UNIT ADVANCE": any Advance made in connection with a Retail Unit.

          "S&P": Standard and Poor's Ratings Group, a division of McGraw Hill Companies Inc.

          "SEC": means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SECURED OBLIGATIONS": shall be the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, on a joint and several basis, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), of the Borrowers, on a joint and several basis, to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes and the other Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required jointly and severally to be paid by the Borrowers pursuant to the terms of this Agreement or any other Credit Document).

          "SECURITY AGREEMENT": the collective reference to the Borrowers Security Agreement, the Subsidiaries Security Agreement and each other security agreement from time to time made in favor of the Agent to secure all or part of the Secured Obligations as amended, supplemented or otherwise modified from time to time.

          "SECURITY DOCUMENTS": the collective reference to the Security Agreements, the Joinder Agreements and all other security documents hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of any Borrower hereunder and under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "SHOW MODELS": new manufactured housing units maintained as permanent displays and subsequently sold and replaced with new models as acquired from time to time by a Borrower or its Subsidiaries.

          "SHOW MODEL ADVANCE": any Advance made in connection with a Show
     Model.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SUBORDINATED INDEBTEDNESS": any Indebtedness for any Borrower is liable that is subordinated to the obligations of the Credit Parties hereunder on terms pursuant to documentation containing terms other terms (including interest, amortization, covenants and events of default) in form and substance satisfactory to the Agent.

          "SUBSIDIARIES GUARANTEE": each Guarantee to be executed and delivered by one or more Subsidiaries (including without limitation HM Services, Inc. and HomeMax Properties, Inc. but other than the Subsidiary Borrowers), each substantially in the form of EXHIBIT C, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARIES JOINDER AGREEMENT": the Joinder Agreement to be executed and delivered by each Person that subsequent to the Closing Date becomes a Subsidiary, substantially in the form of EXHIBIT E, as the same may be amended, supplemented or otherwise modified from time to time PROVIDED that if such Person also becomes a Subsidiary Borrower hereto then such Person shall instead execute and deliver a Borrowers Joinder Agreement as provided herein.

          "SUBSIDIARIES SECURITY AGREEMENT": each Security Agreement to be executed and delivered by a Subsidiary, substantially in the form of EXHIBIT G, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrowers.

          "TITLE DOCUMENTS": the collective reference to the manufacturers' certificate of origin, manufacturer's statement of origin, certificates of title or any and all other title documents for each item of Inventory.

          "TRANSFEREE": as defined in subsection 10.8(f).

          "TYPE": as to any Advance, as the context requires, its nature as a Eurodollar Advance or an ABR Advance.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "ZARING NATIONAL": Zaring National Corporation, an Ohio corporation of which the Parent Borrower is a ninety-five percent (95%) owned Subsidiary.

          "ZN FACILITY": the $15,000,000 credit facility described in the credit agreement dated as of February 23, 1998, (as amended, supplemented or otherwise modified from time to time, the

     "ZN CREDIT AGREEMENT") by and among Zaring National Corporation, as borrower, the banks from time to time party thereto and NationsBank, N.A., as agent for such banks.

          "ZN LETTER AGREEMENT": the side letter agreement to be executed and delivered by Zaring National substantially in the form of EXHIBIT I, as the same may be amended, supplemented or otherwise modified from time to time.

          "ZN NET WORTH AGREEMENT": the Net Worth Maintenance Agreement to be executed and delivered by Zaring National, substantially in the form of EXHIBIT J, as the same may be amended, supplemented or otherwise modified from time to time.

1.2  OTHER DEFINITIONAL PROVISIONS:

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b) Unless otherwise specified herein, all accounting terms used herein (and in any other Credit Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.

(c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2:    AMOUNT AND TERMS OF COMMITMENTS

2.1  COMMITMENTS.

 (a) Subject to the terms and conditions hereof, each Lender, at the reasonable discretion of the Agent severally agrees to make advances ("ADVANCES") available to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed such Lender's Commitment (excluding Overline Advances), PROVIDED, that no additional advance (other than Overline Advances) will exceed the Available Commitment. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Advances in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) Except as provided in subsection 3.11 or subsection 3.13, the Advances will be Eurodollar Advances, PROVIDED that no Advance shall be made after the day that is one month prior to the Maturity Date.

(c) Anything to the contrary notwithstanding contained in this Agreement or any other Credit Document, no Lender has any obligation to make any Advance (including Overline Advances under subsection 2.4 or third party payments under subsection 2.5) unless the Agent in its sole discretion determines that such Advance shall be made. Accordingly, each Advance is at the sole reasonable discretion of the Agent which has no obligation to approve any such Advance.

2.2 PROCEDURE FOR BORROWING. A Borrower shall deliver to the Agent such Borrower's Notice of Borrowing, specifying the amount of such Advance, which notice must be in writing or by telephone promptly confirmed in writing prior to 2:00 P.M., Charlotte, North Carolina time, on the requested Borrowing Date. Upon receipt of any such Notice of Borrowing from a Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of such Borrower at the office of the Agent specified in subsection 10.3 prior to 3:00 P.M., Charlotte, North Carolina time on the Borrowing Date, in funds immediately available to the Agent. Such borrowing will then be made available to such Borrower by the Agent transferring to an account (which shall be maintained for such purpose by the Agent) with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

2.3 CURTAILMENT OF ADVANCES. Each Borrower shall make (a) a payment of ten percent (10%) of the original outstanding principal of each Show Model Advance on the Principal Payment Date of the date that is twelve (12) months from the applicable Borrowing Date with a balloon payment of any then-outstanding principal amount of such Show Model Advance on the Principal Payment Date of the date that is twenty-four (24) months from the applicable Borrowing Date and (b) a payment of ten percent (10%) of the original outstanding principal of each Retail Unit Advance on the Principal Payment Date of the date that is six (6) months from the applicable Borrowing Date with a balloon payment of any then-outstanding principal amount of such Retail Unit Advance on the Principal Payment Date of the date that is nine (9) months from the applicable Borrowing Date.

2.4  OVERLINE COMMITMENT.

(a) If at any one time, (i) the aggregate principal amount of the Advances outstanding exceeds the aggregate Commitment of the Lenders, or (ii) any Advance exceeds the amount permitted with respect to such Advance pursuant to subsection 2.6, the amount equal to such excess (the "OVERLINE") shall be payable on demand. In the event that no such demand is made, subject to the terms and conditions hereof, the Lenders severally agree to make additional advances (the "OVERLINE ADVANCES") to the Borrowers on a pro rata basis according to the respective relevant Commitment Percentages of the Lenders for an aggregate amount equal to such Overline.

(b) The Borrowers may use the Overline Advances during the time period specified by the Agent, in its sole discretion, in a written notice to the Borrowers on the date any such Overline Advance is made available to the Borrowers.

(c) The Overline Advances shall be subject to each of the terms and provisions of this Agreement and any other Credit Document and shall be secured by all Collateral provided for herein or therein.

(d) Anything else to the contrary notwithstanding, the Agent shall be under no obligation to permit any Overline at anytime.

2.5  THIRD PARTY PAYMENTS.

(a) Subject to the terms and conditions hereof, from time to time, at the Agent's discretion, each Lender severally agrees to make Advances (including Overline Advances) in the form of direct payments to any Person (including any manufacturer) from whom any Credit Party purchased or otherwise acquired an item of Inventory.

(b) Invoices submitted by any such Person (as described in paragraph (a) of this subsection) shall be (i) considered the Borrowers' irrevocable Notice of Borrowing with respect to any such Advance and (ii) together with any drafts paid by the Lenders to such Person, evidence of the Advances made by the Lenders under this Facility. Accordingly, the date on which any such Advance is made by the Lenders to such Person shall be the Borrowing Date for such Advance.

(c) Neither the Agent nor the Lenders shall have any obligation to inspect any item of Inventory prior to making an Advance to any such Person (as described in paragraph (a) of this subsection). If the Lenders have made such an Advance with respect to an item of Inventory determined by the Agent in its sole discretion to be damaged, the Borrowers shall direct such Person to refund the respective Advance to the Agent for ratable distribution to the Lenders.

(d) The Borrowers hereby, jointly and severally, authorize the Agent and the Lenders to pay all such invoices and drafts upon presentation by any such Person (as described in paragraph (a) of this subsection).

 2.6 USE OF PROCEEDS OF ADVANCES; Limitation on Advances. (a) The proceeds of the Advances shall be utilized by the Borrowers exclusively to provide financing for the acquisition of items of Inventory.

          (b) Notwithstanding anything herein to the contrary, each and any such Advance (i) made in connection with a new item of Inventory shall not exceed the Manufacturer's Invoice Amount for such item and (ii) each and any such Advance made in connection with a used item of Inventory shall not exceed the NADA Book Value applicable to such item, PROVIDED that the Agent in its sole discretion, based on its analysis of any item of Inventory may dilute the value of such Inventory that shall be used to determine the amount of the Advance that may be made with respect to such item of Inventory.

SECTION 3:    PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS

        3.1:  REPAYMENT OF ADVANCES; EVIDENCE OF INDEBTEDNESS.

(a) The Borrowers hereby unconditionally, jointly and severally, promise to pay to the Agent for the account of each applicable Lender the principal amount of each Advance on the dates and in the amounts set forth in subsection 2.3 and any then unpaid principal amount of each Advance on the Maturity Date (or such earlier date on which the Advances become due and payable pursuant to Section 8). The Borrowers hereby, jointly and severally, further agree to pay interest on the unpaid principal amount of the Advances from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.9.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to the Lender resulting from each Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Agent shall maintain the Register pursuant to subsection 10.8(d) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Advance made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lenders hereunder and (iii) the amount and date of any sum received by the Agent hereunder from the Borrowers.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 10.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the joint and several obligation of the Borrowers to repay (with applicable interest) the Advances made to such Borrowers by the Lenders in accordance with the terms of this Agreement.

 (e) The Borrowers, jointly and severally, agree that, upon request of any Lender through the Agent, the Borrowers will execute and deliver to such Lender a promissory note of the Borrowers evidencing the Advances of such Lender, substantially in the form of EXHIBIT A with appropriate insertions as to date and principal amount (a "NOTE").

3.2  FACILITY FEE.

(a)  The Borrowers, jointly and severally, agree to pay the Facility Fee.

(b) Such Facility Fee shall be calculated on the basis of a 365- or a 366-day year, as the case may be.

(c) Such Facility Fee shall be payable annually, in advance, on the date that is the anniversary of the Closing Date (or if such day is not a Business Day on the next succeeding Business Day) until the Maturity Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such anniversary to occur after the date hereof.

3.3 AGENT'S FEES. The Borrowers, jointly and severally, agree to pay to the Agent, for its own account, such fees as may be agreed from time to time between the Borrowers and the Agent, when and as due.

3.4 OPTIONAL PREPAYMENTS. The Borrowers may at any time and from time to time prepay the Advances, in whole or in part, without premium or penalty (subject to the provisions of subsection 3.16), by providing notice to the Agent (which notice must be received by the Agent prior to 2:00 P.M., Charlotte, North Carolina time, on the date on which such prepayment is scheduled to be made) specifying the amount of such prepayment. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Partial prepayments shall be in an aggregate principal; amount of $500,000, or a whole multiple in excess thereof.

3.5 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrowers shall have the right, upon not less than three (3) Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; PROVIDED that no such termination or reduction shall be permitted with respect to the Commitments (i) to the extent that after giving effect thereto and to any repayments or prepayments of the Advances made on the effective date thereof, the aggregate principal amount of the Advances then outstanding would exceed the Commitments then in effect and (ii) after the date that is three (3) Business Days prior to the Maturity Date. Any such reduction shall be in an amount equal to $500,000 or a whole multiple in excess thereof and shall reduce permanently the affected Commitments then in effect.

3.6  MANDATORY REDUCTION OF COMMITMENTS AND PREPAYMENTS.


(a) If at any time during the Commitment Period the Aggregate Extensions of Credit of any Lender exceeds such Lender's available Commitment (other than under the Overline

     Facility pursuant to the terms and conditions of subsection 2.4), the Borrowers, jointly and severally, shall immediately repay the Advances, such repayment to be in an aggregate amount equal to such excess.

(b) If at any time during the Commitment Period, the Lenders shall make an Advance under subsection 2.5 to a Person (including any manufacturer) from whom any Credit Party purchased or otherwise acquired an item of damaged Inventory and neither such Person nor any of the Borrowers refunded or repaid such Advance promptly upon receipt of the Agent's written request for such refund or repayment, the Borrowers shall jointly and severally repay such Advance and permanently reduce the Commitments by the amount equal to such Advance.

(c) The Borrowers shall, jointly and severally, repay the Advances by the amount equal to the aggregate amount of Proceeds received from any Proceeds Event thereof as promptly as is practicable PROVIDED that in any event, (i) with respect to paragraph (a) of the definition of Proceeds Event, such repayment and reduction shall be made (A) within twenty-four (24) hours of the receipt of Proceeds from such Proceeds Event or (B) within three (3) Business days of the sale, transfer or other disposition that triggered such Proceeds Event (whichever of (A) or (B) is the first to occur) and (ii) with respect to paragraphs (b) and (c) of such definition, such repayment and reduction shall be made within (1) Business Day following the receipt of the Proceeds from such Proceeds Event; FURTHER PROVIDED that no such repayment and reduction shall be due pursuant to this subsection 3.6(b) with respect to any Proceeds Event on account of:

               (i) the sale or other disposition of obsolete, inoperative, surplus or worn out real or personal, tangible or intangible, property (other than Inventory but including without limitation, any property which is no longer used or useful in the business of a Borrower or its Subsidiaries) in the ordinary course of business and for fair market value; or

               (ii) the sale, transfer or other disposition by a Borrower or any of its Subsidiaries of any real or personal, tangible or intangible, property of a Borrower and its Subsidiaries (other than Inventory), to the extent that the Proceeds from such sale, transfer or other disposition (in the aggregate with the Proceeds from all other sales, transfers and other dispositions occurring during the fiscal year in which such sale, transfer or other disposition occurred other than those described in paragraph (i)) is less than $500,000.

3.7  APPLICATION OF PREPAYMENTS.

(a) Any payments of the Advances and reductions of the Commitments made pursuant to subsections 3.4, 3.5 or 3.6 shall be applied in inverse order of Maturity to the then outstanding installments thereof, FURTHER PROVIDED that, notwithstanding the foregoing, any prepayment made pursuant to subsection 3.6(b) as a result of any sale, transfer or disposition of any Retail Unit or any Show Model shall be applied (i) FIRST to the Advance relating to such Retail Unit or such Show Model and (ii) SECOND to any other outstanding Advances hereunder as selected by the Agent in its sole discretion.

(b) Any payments of the Advances and reductions of the Commitments made pursuant to subsections 3.4, 3.5 or 3.6 shall not be applied to the prepayment of the Advances of a Defaulting Lender at any time under the Facility when the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

3.8 CONTINUATION OPTIONS. Any Advances may be continued as Eurodollar Advances upon the expiration of the then current Interest Period with respect thereto, PROVIDED that:

(a) no Eurodollar Advance may be continued as such when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such a continuation is not appropriate; and

(b) no Advance may be continued as such after the date that is one month prior to the Maturity Date.

3.9  INTEREST RATES AND PAYMENT DATES.

(a) Each Advance shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b) If the Advance is converted to an ABR Advance pursuant to subsection 3.11 or subsection 3.13, the ABR Advance shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) If all or a portion of any principal of any Advance, any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Advances and any such overdue interest or other amount shall bear interest at the lesser rate of (i) eighteen percent (18%) or
         (ii) the maximum rate of interest that may be lawfully charged with respect to such principal, interest or other amount, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

(d) Interest on each Advance shall be payable in arrears on each Interest Payment Date and shall accrue from and including the Borrowing Date but excluding the date of repayment thereof, PROVIDED that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

 (e) Notwithstanding anything to the contrary contained herein, in no event shall the Borrowers be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

3.10 COMPUTATION OF INTEREST AND FEES.

(a)  The Facility Fee shall be calculated in accordance with subsection 3.2.

(b) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of the Eurodollar Rate. Any change in the interest rate on an Advance resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

(c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 3.9(a).

3.11 INABILITY TO DETERMINE INTEREST RATE.

(a)  If prior to the first day of any Interest Period:

               (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (ii) the Agent shall have received notice from the Majority
                       Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Advances during such Interest Period;

The Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as possible thereafter. If such notice is given, (i) any Advances requested to be made on the first day of such Interest Period shall be made as ABR Advances, and (ii) any outstanding Advances shall be converted, on the first day of such Interest Period, to ABR Advances. Until such notice has been withdrawn by the Agent, no further Advances shall be made or continued as Eurodollar Advances.

3.12 PRO RATA TREATMENT AND PAYMENTS.

 (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any Facility Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by a Borrower on account of principal of and (subject to the provisions of subsections 3.4, 3.6 and 3.7) interest on the Advances shall be made pro rata according to the respective outstanding principal amounts of such Advances then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., Charlotte, North Carolina time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in subsection 10.3, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) All such payments shall be applied FIRST to accrued and unpaid fees and expenses payable hereunder, SECOND to accrued and unpaid interest on the applicable Advance and THIRD, in accordance with subsection 3.7(a), to reduce the outstanding principal balance of such Advance.

(c) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender shall, to the extent permitted by applicable law, be prima facie evidence of any amounts owing under this subsection 3.12. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Advances hereunder, on demand, jointly and severally, from the Borrowers.

3.13 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the Closing Date, shall make it unlawful for any Lender to make or maintain Eurodollar Advances, as the case may be, as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Advances or continue Eurodollar Advances as such, as the case may be, shall forthwith be suspended to the extent unlawful and (b) to the extent unlawful the Lenders' Advances then outstanding shall be converted automatically to ABR Advances on the last day of the current Interest Period with respect to such Advances or within such earlier period as required by law. If any such conversion of a Eurodollar Advance occurs on a day which is not the last day of the current Interest Period, the Borrowers, on a joint and several basis, shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.16.

3.14 REQUIREMENTS OF LAW.

(a) If the adoption of or any change in any applicable Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority charged with the interpretation or administration thereof made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurodollar Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 3.15 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

     and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into (with respect to Eurodollar Advances), continuing or maintaining Eurodollar Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers, jointly and severally, shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers, jointly and severally, shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 3.14, it shall promptly notify the Borrowers (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate submitted by such Lender to the Borrowers (with a copy to the Agent) shall, to the extent permitted by applicable law, be prima facie evidence of any additional amounts payable pursuant to this subsection 3.14. The agreements in this subsection 3.14 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

3.15 TAXES.

(a) All payments made by each of the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers, jointly and severally, shall indemnify the Agent and the Lenders for any incremental increased taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection 3.15 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

(b)Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to the Borrowers and the Agent (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Borrowers and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent;

     unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 3.15, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrowers (a "TAX CREDIT"), such Lender shall promptly notify the Borrowers of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrowers the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lender's taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrowers pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrowers, jointly and severally, further agree promptly to return to a Lender an amount paid to any of the Borrowers with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrowers hereby acknowledge and agree that (i) neither the Agent nor any Lender shall be obligated to provide the Borrowers with details of the tax position of the Agent or such Lender (as the case may be) and (ii) the Borrowers shall have no right to inspect any records (including tax returns) of the Agent or such Lender (as the case may be).

3.16 INDEMNITY. The Borrowers, jointly and severally, agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) failure by a Borrower to make a borrowing of, conversion into or continuation of Eurodollar Advances after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement; (b) failure by a Borrower to make any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Advances on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure in each case at the applicable rate of interest for such Advances provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) with respect to Eurodollar Advances, the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

3.17 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 3.14 or 3.15(a), or if any adoption or change of the type described in subsection 3.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 3.14 or 3.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.13.

                    SECTION 4: REPRESENTATIONS AND WARRANTIES

             To induce the Lenders to enter into this Agreement and to make the Advances, the Borrowers hereby represent and warrant to the Agent and each Lender that:

4.1 FINANCIAL CONDITION. The consolidated balance sheets of each Borrower and its consolidated Subsidiaries as at September 30, 1997 and the related consolidated statements of income and cash flows for the fiscal period ended on such date, copies of which have heretofore been furnished to the Agent, are complete and correct and present fairly in all material respects the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except to the extent permitted under this Agreement or as disclosed to the Agent prior to the date hereof, neither such Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or as disclosed to the Agent prior to the date hereof, or as otherwise separately disclosed to the Agent in writing prior to the date hereof, there has been no sale, transfer or other disposition by such Borrower or any of its consolidated Subsidiaries of any material part of its business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of such Borrower and its consolidated Subsidiaries at September 30, 1997 during the period from September 30, 1997 to and including the date hereof.

4.2 NO CHANGE. Since September 30, 1997 there has been no development or event which has had a Material Adverse Effect.

4.3 DISCLOSURE. No information, schedule, exhibit or report or other document furnished by each Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Agreement or any other Credit Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

4.4 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrowers and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. Each Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Borrower is a party. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of each Borrower. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.6 NO LEGAL BAR. The execution, delivery and performance of the Credit Documents to which each Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.7 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

4.8 NO DEFAULT. Neither any Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.9 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrowers and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, which is material to the operations of the business of, such Borrower and its Subsidiaries, taken as a whole and none of such property is subject to any Lien except as permitted by subsection 7.3.

4.10 TITLE DOCUMENTS. Each of the Borrowers and its Subsidiaries has possession of the applicable Title Documents to each item of Inventory owned by such entity unless otherwise held by the Agent for the benefit of the Lenders hereunder pursuant to the terms and conditions of the Credit Documents.

4.11 NO BURDENSOME RESTRICTIONS. No Requirements of Law applicable to any Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.12 INTELLECTUAL PROPERTY. Each of the Borrowers and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those for which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim. To the best knowledge of each Borrower, the use of such Intellectual Property by each Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.13 TAXES. Each of the Borrowers and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, other than Liens permitted by subsection 7.3, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.14 FEDERAL REGULATIONS. No part of the proceeds of any Advances will be used in any manner which would violate, or result in the violation of, Regulation D, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

4.15 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. No Borrower and no Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and no Borrower and no Commonly Controlled Entity would become subject to any liability under ERISA if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $100,000.

4.16 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers are subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness under this Agreement or other Credit Documents.

4.17 SUBSIDIARIES. SCHEDULE III hereto sets forth all of the Subsidiaries of each of the Borrowers at the date hereof, together with the ownership and jurisdiction of incorporation of each.

4.18 ENVIRONMENTAL MATTERS.

(a) The facilities and properties owned, leased or operated by any Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except insofar as such violation or liability or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

(b) the Properties and all operations at the Properties are in compliance in all respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of such Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any of its Subsidiaries (the "BUSINESS") except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

(c) no Borrower and none of its Subsidiaries have received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Adverse Amount;

(d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

(e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower, any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which are binding upon any Borrower or any of its Subsidiaries with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount; and

(f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a payment of a Material Adverse Amount.

4.19 GUARANTEES. The provisions of each Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4.20 JOINDER AGREEMENTS. Each Joinder Agreement constitutes a legal, valid and binding obligation of the Credit Party who is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4.21 SECURITY AGREEMENTS.

(a) Each Security Agreement constitutes a legal, valid, binding and enforceable obligation of the Credit Parties thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

(b) Upon filing of the financing statements listed on SCHEDULE V hereto (and, after the Closing Date, any additional filings required to be made pursuant to the Credit Documents) will constitute a valid, first priority security interest, enforceable as such against all creditors of any grantor and any Persons purporting to purchase any such Collateral from the Credit Party who is the grantor with respect thereto.

4.22 SOLVENCY. The aggregate value of all of the tangible and intangible assets of each of the Borrowers and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the total liabilities of such Borrower and its Subsidiaries on a consolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). Each Borrower and each of its Subsidiaries have the ability to pay their respective debts as they mature and do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this subsection 4.22, the "fair valuation" of such assets is the price at which the assets would change hands between a willing buyer and a willing seller, both being adequately informed of the relevant facts, and neither being under any compulsion to buy or to sell.

4.23 HM SERVICES SUBORDINATION AGREEMENT. The HM Services Subordination Agreement constitutes a legal, valid, binding and enforceable obligation of the third parties thereto, enforceable against each such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4.24 ZN LETTER AGREEMENT. The ZN Letter Agreement constitutes a legal, valid, binding and enforceable obligation of the third parties thereto, enforceable against each such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4.25 ZN NET WORTH MAINTENANCE AGREEMENT. The ZN Net Worth Agreement constitutes a legal, valid, binding and enforceable obligation of Zaring National, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                         SECTION 5: CONDITIONS PRECEDENT

5.1 CONDITIONS TO INITIAL EXTENSIONS OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) CREDIT DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers, (ii) the Notes (to the extent so requested by any Lender), executed and delivered by a duly authorized officer of each of the Borrowers, (iii) each Security Agreement, executed and delivered by a duly authorized officer of the party thereto, (iv) each Guarantee, executed and delivered by a duly authorized representative of each party thereto, (v) the HM Services Subordination Agreement, executed and delivered by a duly authorized representative of each party thereto, (vi) the ZN Letter Agreement, executed and delivered by a duly authorized officer of Zaring National and
     (vii) the ZN Net Worth Agreement, executed and delivered by a duly authorized officer of Zaring National.

(b) AGREEMENTS. The Agent shall have received true and correct copies, certified as to authenticity by the Borrowers, of such documents or instruments as may be reasonably requested by the Agent.

(c) CLOSING CERTIFICATE OF BORROWERS. The Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, (i) attaching the Charter and By-Laws of such Borrower, (ii) attaching the resolutions of the Board of Directors of such Borrower with respect to the transactions contemplated hereby, (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of such Borrower executing any Credit Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Agent.

(d) CLOSING CERTIFICATE OF CREDIT PARTIES. The Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Credit

     Party (other than the Borrowers), dated the Closing Date, (i) attaching the Charter and By-Laws of such Credit Party, (ii) attaching the resolutions of the Board of Directors of such Credit Party with respect to the transactions contemplated hereby to which it is a party, (iii) certifying that the such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of such Credit Party executing any Credit Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Agent.

(e) CORPORATE STRUCTURE. The Agent shall be satisfied with the corporate and legal structure and capitalization of the Credit Parties, including the terms and conditions of the charter, bylaws and each class of Capital Stock of the Credit Parties and of each agreement or instrument relating to such structure or capitalization.

(f) FEES. The Borrowers shall have paid the accrued fees and expenses owing hereunder or in connection herewith (including, without limitation, accrued fees and disbursements of counsel to the Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.

(g) LEGAL OPINION. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Frost & Jacobs, LLP., counsel to the Borrowers and the other Credit Parties, substantially in the form of EXHIBIT M. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

(h) ACTIONS TO PERFECT LIENS. The Agent shall have received such duly executed financing statements on form UCC-1 as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the Liens created by the Security Agreements.

(i) LIEN SEARCHES. The Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrowers, and the results of such search shall be reasonably satisfactory to the Agent.

(j) MINIMUM CAPITALIZATION. The Agent shall have received evidence in form and substance satisfactory to the Agent that as of the Closing Date, the sum of Consolidated Net Worth plus Subordinated Indebtedness equals an aggregate amount not less than $10,000,000.

(k) REVIEW OF OPERATIONS. The Agent shall have completed a review of the operations of the Credit Parties (including, without limitation, an on-site review of the financial statements, financial reporting and computer systems and inventory, receivables, and equipment by the Agent), each in scope, and with results, satisfactory to the Agent; without limiting the generality of the foregoing, the Agent shall have been given such access to the management, records, books of account, schedules, projections, contracts and properties of each Credit Party as it shall have requested.

(l) INSURANCE. The Agent shall have received evidence in form and substance satisfactory to the Agent of the existence of the insurance required under subsection 6.5.

(m) BUSINESS PLAN AND PROJECTIONS. The Agent shall have received a business plan with projections in scope and form satisfactory to the Agent.

(n) ADDITIONAL ITEMS. The Agent shall have received such other opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.

5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit ) is subject to the satisfaction of the following conditions precedent:

(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by each of the Borrowers and each other Credit Party in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) CREDIT LIMITS. The Lenders' Aggregate Outstanding Extensions of Credit after giving effect to the extensions of credit requested to be made on such date shall not exceed the aggregate amount of $640,000 for each Operating Location, allocated as follows: (i) $540,000 for Show Units and (ii) $100,000 for Retail Units.

(d) MANUFACTURER'S INVOICE AMOUNT. The Agent shall have received invoices or bills of sale representing the Manufacturer's Invoice Amount of each item of new Inventory to be acquired with the proceeds of the Advances to be made on the requested Borrowing Date in form and substance satisfactory to the Agent.

(e) NADA BOOK VALUE. The Agent shall have received evidence representing the NADA Book Value of each item of used Inventory to be acquired with the proceeds of the Advances to be made on the requested Borrowing Date in form and substance satisfactory to the Agent.

(f) PRO FORMA FINANCIAL STATEMENTS. The Agent shall have received unaudited pro forma financial statements reflecting the acquisition of each and every Operating Location by each Borrower or its Subsidiaries as of the Closing Date and thereafter in form and substance satisfactory to the Agent.

(g) WAIVERS. The Agent shall have received a waiver from any landlord, mortgagee or owner to each Operating Location, executed and delivered by a duly authorized officer of the parties thereto, in form and substance satisfactory to the Agent.

(h) INSURANCE. The Agent shall have received evidence in form and substance satisfactory to the Agent of the existence of insurance required under subsection 6.5 for each additional item of Inventory.

(i) ADDITIONAL ITEMS. The Agent shall have received such other approvals, opinions or documents as the Agent or the Majority Lenders through the Agent may reasonably request.

             Each borrowing by each Borrower hereunder shall constitute a joint and several representation and warranty by the Borrowers as of the date thereof that the applicable conditions contained in this subsection 5.2 have been satisfied.

                         SECTION 6: AFFIRMATIVE COVENANTS

             The Borrowers hereby agree that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Credit Document, the Borrowers shall and (except in the case of delivery of financial information and reports and notices) shall cause each of their Subsidiaries to:

6.1  FINANCIAL STATEMENTS. Furnish to the Agent:

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, a copy of the consolidated and consolidating balance sheets of each Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, a copy of the unaudited consolidating balance sheets of each Borrower and its consolidated Subsidiaries as at the end of such year as customarily prepared by the Borrower for internal use;

(b) as soon as available, but in any event not later than twenty (20) days after the end of each month, (i) the unaudited consolidated balance sheets of each Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of each Borrower and its consolidated Subsidiaries for such month and the portion of each Borrower's fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(c) as soon as available, but in any event not later than thirty (30) days after the end of each month, the unaudited balance sheets with respect to each Operating Location as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows with respect to each Operating Location for such month and the portion of the respective Borrower's fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments);

     all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2  CERTIFICATES; OTHER INFORMATION. Furnish to the Agent:

(a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating whether in the course of conducting its annual audit they became aware of any Default or Event of Default pertaining to accounting matters and, if so, the nature of such Default or Event of Default;

(b) as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrowers, a certificate of a Responsible Officer of each Borrower substantially in the form of EXHIBIT L hereto (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired without complying with this Agreement and the requirements of subsection 6.12 with respect thereto, (B) neither such Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement with respect thereto, and (C) such Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth the computations used by such Borrower in determining (as of the end of such fiscal period) compliance with the covenant contained in subsection 7.1;

(c) not later than one hundred twenty (120) days after the end of each fiscal year of the Borrowers, a copy of the projections by each Borrower of the operating budget and cash flow budget of such Borrower and its Subsidiaries for the succeeding fiscal year as adopted by the Board of Directors of such Borrower, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed by such Borrower to be reasonable;

(d) concurrently with the delivery of the accountants' certificates referred to in subsection 6.2(a), any comment letter submitted by such accountants to management as of that date;

(e) concurrently with the delivery of the projections referred to in subsection 6.2(c), the consolidated financial plan and financial forecasts as customarily prepared by the management of each Borrower for internal use;

(f) as soon as available, but in any event (i) not later than one hundred twenty
     (120) days after the end of each fiscal year of the Borrowers, a copy of all financial statements and regular, periodical or special reports that such Borrower may make to, or file with, the SEC on an annual basis and
     (ii) not later than forty-five (45) days after the end of each fiscal quarter of the Borrowers, a copy of all financial statements and regular, periodical or special reports that each Borrower may make to, or file with, the SEC on a quarterly basis; and

(g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary

6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of a Borrower) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.13; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.5  MAINTENANCE OF PROPERTY; INSURANCE.

(a) Keep all material property useful and necessary in its business, including Inventory, in good working order and condition; maintain with financially sound and reputable insurance companies insurance policies insuring all its material property against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent such policies to be in at least such form amounts and having coverage against at least such risks as are customarily insured against in the same general area by companies of similar size engaged in the same or a similar business as may be reasonably satisfactory to the Agent with losses payable to the Borrowers and the Agent as their respective interests may appear, PROVIDED that the aggregate amount of insurance with respect to Inventory shall be no less than the aggregate Commitment of the Lenders;

(b) Each insurance policy described in subsection 6.5(a) shall (i) contain endorsements, in form satisfactory to each Lender, (ii) name the Agent, as an insured party, (iii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof and (iv) be reasonably satisfactory in all other respect to the Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrowers shall cause such insurer to give prompt written notice to each Lender of the occurrence of such termination, nonpayment or lapse.

(c) The Borrowers shall deliver to the Agent a report of a reputable insurance broker with respect to such insurance in each calendar year and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

6.6 TITLE DOCUMENTS. Keep possession of Title Documents with respect to each item of Inventory owned by each Borrower or any of its Subsidiaries and at the Agent's request provide either the original Title Documents or copies of such Title Documents to the Agent.

6.7 INSPECTION OF INVENTORY. Permit representatives of the Agent or the representatives of any Lender who accompany the representatives of the Agent to visit any Operating Location and inspect the Inventory located thereon at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing), approximately every thirty (30) days from the date of the first such visit PROVIDED that such visits may occur more or less frequently as the Agent in its discretion may reasonably desire (including without limitation, when an Event of Default has occurred and is continuing).

6.8 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; permit representatives of the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time (upon reasonable advance notice when no Default or Event of Default has occurred and is continuing) and, with respect to the Agent, as often as may reasonably be desired, or, with respect to any Lender other than the Agent, not more than once per calendar year at the expense of such Lender (or if an Event of Default has occurred and is continuing, at any reasonable time and as often as may be desired, at the expense of the Borrowers), and to discuss the Business, operations, properties and financial and other condition of each Borrower and its Subsidiaries with officers and employees of each Borrower and its Subsidiaries and with its independent certified public accountants.

6.9 NOTICES. Promptly give notice to the Agent (who shall give prompt notice thereof to the Lenders) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought which could have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within thirty
     (30) days after any Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA);

(e) the acquisition or creation of any Subsidiary which has Capital Stock that is directly or indirectly owned by a Borrower or any of its Subsidiaries;

(f) any Lien (other than any Liens permitted under this Agreement) or other event that could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interest created by this Agreement or any other Credit Document; and

     each notice pursuant to this subsection 6.9 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

6.10 ENVIRONMENTAL LAWS.

(a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that failure to so conduct, complete or comply could not reasonably be expected to have a Material Adverse Effect and except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

6.11 FURTHER ASSURANCES; ADDITIONAL COLLATERAL.

(a) The Agent shall have received the results of a search to be performed within thirty (30) days of the Closing Date by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code lien filings showing the filing of UCC-1 financing statements in favor of the Agent for the benefit of the Lenders and confirming the first priority position of liens of the Agent in the Collateral under this Agreement and the other Credit Documents.

(b) Upon the request of the Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any Requirement of Law which are necessary or reasonably advisable to maintain in favor of the Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

(c) Upon request of the Agent, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Agent shall reasonably request.

6.12 ADDITIONAL SUBSIDIARIES. (a) With respect to any Subsidiary (including, without limitation, a Subsidiary Borrower) created or acquired after the Closing Date by any Borrower, promptly (i) cause such new Subsidiary to become a party to the relevant Security Agreement and the relevant Guarantee and the HM Services Subordination Agreement pursuant to documentation which is in form and substance satisfactory to the Agent,
     (ii) execute and deliver such amendments to this Agreement and the other Loan Documents requested by the Agent to reflect the existence of such new Subsidiary and (iii) if so requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

            (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (including a Subsidiary Borrower), promptly cause such new Subsidiary to (i) take all actions necessary or advisable to cause the Lien created by the relevant Security Document, to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of recording requirements in such jurisdictions as may be requested by the Agent and (ii) deliver to the Agent legal opinions.

            (c) With respect to any Subsidiary created or acquired after the Closing Date by any Borrower, the Borrowers may from time to time, with the prior written consent of the Agent (which shall not be unreasonably withheld) (i) designate such Subsidiary as a Subsidiary Borrower hereunder,
     (ii) cause such additional Subsidiary Borrower to promptly become a party to this Agreement pursuant to the documentation which is in form and substance reasonably satisfactory to the Agent, (iii) execute and deliver such amendments to this Agreement or other Loan Documents requested by the agent to reflect the existence of such additional Subsidiary Borrower, (iv) execute and deliver the Notes evidencing the Advances of each Lender to the additional Subsidiary Borrower, (v) execute and deliver such other approvals, certificates or documents requested by the Agent in its reasonable discretion, in form and substance reasonably satisfactory to the Agent and (vi) if so requested by the Agent, deliver to the Agent legal opinions relating to the matters described in clauses (i), (ii), (iii),
     (iv) and (v) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

SECTION 7:    NEGATIVE COVENANTS

           The Borrowers hereby agree that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or under any other Credit Document, the Borrowers shall not, and (except with respect to subsection 7.1) shall not permit any of the other Credit Parties to, directly or indirectly:

7.1 FINANCIAL CONDITION COVENANT: INDEBTEDNESS TO NET WORTH. Permit on the last day of any fiscal quarter of the Parent Borrower, the ratio of Indebtedness of the Parent Borrower and its Subsidiaries on a consolidated basis on such date to Consolidated Tangible Net Worth on such date to be greater than 3.00 to 1.00.

7.2 LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK. Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:

(a)  Indebtedness of the Borrowers under this Agreement;

(b)  current trade liabilities incurred in the ordinary course of business;

(c) Indebtedness of any Credit Party to the Borrowers or any other Credit Party which has executed a Subsidiaries Guarantee and a Subsidiaries Security Agreement;

(d) Indebtedness outstanding on the date hereof and listed on SCHEDULE IV and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

(e) Indebtedness of a corporation which becomes a Subsidiary after the date hereof PROVIDED that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by any Borrower no Default or Event of Default shall have occurred and be continuing;

(f) additional Indebtedness not exceeding in aggregate principal amount at any one time outstanding: $500,000; and

(g)  Guarantee Obligations permitted pursuant to subsection 7.4.

 7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, inventory, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of such Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers', warehousemen's, mechanics', materialsmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) Liens in existence on the date hereof listed on SCHEDULE VI, securing Indebtedness permitted by subsection 7.2(d), PROVIDED that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased; and

(e) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(e), PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased.

7.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation, except:

(a)  Guarantee Obligations in existence on the date hereof and listed on
         SCHEDULE VII;

(b) guarantees made by a Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; and

(c) guarantees made by Subsidiaries of any Borrower of obligations of any Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement.

7.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a) any Subsidiary of any Borrower may be merged or consolidated with or into any Borrower (PROVIDED that such Borrower shall be the continuing or surviving corporation) or with or into any one or more Subsidiaries wholly owned by any Borrower (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

(b) any wholly owned Subsidiary by of any Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other wholly owned Subsidiary of any Borrower; and

(c) any Subsidiary of any Borrower may enter into any transaction permitted by this subsection 7.5 or subsection 7.6.

7.6 LIMITATION ON SALE OF ASSETS.Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, to any Person other than any Borrower or any wholly owned Subsidiary, except:

(a) the sale or other disposition of obsolete or worn out property (including, without limitation, any property which is no longer used or useful in the business of a Borrower and its Subsidiaries) in the ordinary course of business; and

(b) the sale or transfer of inventory (including, without limitation, "out-of-date" and "less than first quality" inventory) in the ordinary course of business.

7.7 LIMITATION ON DIVIDENDS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS").

7.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

(a)  extensions of trade credit in the ordinary course of business;

(b)  investments in Cash Equivalents;

(c) loans and advances to employees of a Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

(d)  investments in existence on the date hereof which are described on
         SCHEDULE VIII hereof;

(e) the Borrowers may make intercompany loans and advances to wholly owned Subsidiaries which have executed a Subsidiaries Guarantee and Subsidiaries Security Agreement; and

(f) other advances, loans and extensions of credit in an aggregate amount not to exceed $500,000.

7.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

7.10 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

7.11 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of any of the Borrowers to end on a day other than December 31.

7.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of each of the Borrowers or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

7.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for (a) the businesses and businesses of a similar type in which any Borrower and any Subsidiaries are engaged on the date hereof and (b) other activities relating thereto.

SECTION 8:    EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

(a) Any Borrower shall fail to pay any principal of any Advance when due in accordance with the terms hereof or any other Credit Document, or any Borrower shall fail to pay any interest on any Advance, or any other amount payable hereunder or any other Credit

         Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by any Borrower or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Any Borrower or any other Credit Party shall default in the observance or performance of any agreement contained in Section 7 or any negative covenant contained in any other Credit Document; or

(d) Any Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days from the earlier of the date on which (i) the Agent provides notice to the Borrowers thereof or (ii) a Responsible Officer of any Borrower has knowledge of such default; or

(e) Any Borrower or any of the other Credit Parties shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Advances) or in the payment of any Guarantee Obligation, beyond the period of grace, (not to exceed sixty (60) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $500,000; or

(f) An Event of Default shall have occurred and be continuing under, and as defined in, the HM Facility or the ZN Facility regardless of whether or not such facility has terminated; or

(g) Any Borrower or any other Credit Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against any Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof, or (iv) any Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
         (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to any Borrower or any Subsidiary in excess of $500,000; or

(i) One or more judgments or decrees shall be entered against any Borrower or any Credit Party involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(j) (i) any of the Security Documents shall cease, for any reason (other than a partial or full release in accordance with the terms hereof or thereof), to be in full force and effect or any Borrower or any other Credit Party which is a party to the Security Documents shall so assert, (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, (iii) any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert, (iv) the HM Services Subordination Agreement shall cease, for any reason, to be in force and effect or any party thereto shall so assert, (v) the ZN Letter Agreement shall cease, for any reason, to be in full force and effect or any party thereto shall so assert or (vi) the ZN Net Worth Agreement shall cease, for any reason, to be in full force and effect or any party thereto shall so assert;

(k)  Any Change in Control shall occur;

     then, and in any such event, (i) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) of this Section 8 with respect to the Borrowers, automatically the Commitments shall immediately terminate and the Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Borrowers, declare the Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 9:    THE AGENT

9.1 APPOINTMENT. (a) Each Lender hereby irrevocably designates and appoints NationsBank, N.A., as the Agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Credit Documents by or through administrative agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

     Agent shall not be responsible for the negligence or misconduct of any administrative agents or attorneys-in-fact selected by it with reasonable care.

9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrowers or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrowers.

9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Agent. Without limiting the foregoing or the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent in good faith to be from a Responsible Officer of any Borrower or Subsidiary. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Advances.

9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, administrative agents, attorneys-in-fact or Affiliates.

9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the joint and several obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (such Commitment Percentage to be determined as if there are not Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Advances) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. To the extent that any Lender would be required to indemnify the Agent pursuant to this subsection 9.7 but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this subsection 9.7 over the aggregate amount that such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. The agreements in this subsection
         9.7 shall survive the payment of the Advances and all other amounts payable hereunder.

9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and each of its respective Affiliates may make Advances to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent hereunder and under the other Credit Documents. With respect to its Advances made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its respective individual capacity.

9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon ten (10) days' notice to the Lenders and Borrowers. If the Agent shall resign as Agent under this Agreement and the other Credit Documents, then the Majority Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent (PROVIDED that it shall have been approved by the Borrowers), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor Agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Advances. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.

SECTION 10:   MISCELLANEOUS

10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection
         10.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

               (i)  reduce the amount or extend the scheduled date of maturity of any Advance or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lenders' Commitments, in each case without the consent of each Non-Defaulting Lender directly affected thereby;

               (ii) amend, modify or waive any provision of this subsection 10.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Non-Defaulting Lenders;

               (iii) consent to the assignment or transfer by any Borrower of any rights and obligations under this Agreement and the other Credit Documents, in each case without the written consent of all the Non-Defaulting Lenders;

               (iv) take any action having the effect of releasing any of the material collateral or material guarantee obligations provided for in any Guarantee, or any Security Document in each case without the written consent of the Non-Defaulting Lenders;

               (v) amend, modify or waive any provision of Section 10 without the written consent of the then Agent.

         Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders (including Defaulting Lenders) and shall be binding upon each Borrower, the Lenders (including Defaulting Lenders) , the Agent and all future holders of the Advances. In the case of any waiver, the Borrowers, the Lenders (including Defaulting Lenders) and the Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

10.2 RELEASES OF COLLATERAL SECURITY AND GUARANTEE OBLIGATIONS. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Borrowers, the Agent shall (without any notice to or vote or consent of any Lender) take any action which has the effect of releasing any collateral security and/or guarantee obligations provided for in any Credit Document to the extent necessary to permit the consummation of any Proceeds Event or any asset dispositions permitted by subsection 7.6; PROVIDED that (unless the Majority Lenders shall otherwise consent) the Proceeds of any Proceeds Event are applied in the manner contemplated by subsection 3.6 (if so required).

10.3 NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers and the Agent, and as set forth in SCHEDULE I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrowers:

                        HomeMax, Inc.
                        11300 Cornell Park Drive
                        Cincinnati, Ohio  45242
                        Attention:  Ronald G. Gratz,
                        Vice President and Chief Financial Officer
                        Telecopy: (513) 489-2667
                        Phone: (513) 489-8849
     with a copy to:
     ---------------

                        Frost & Jacobs, LLP.
                        2500 PNC Center
                        201 East Fifth Street
                        Cincinnati, Ohio 45202
                        Attention:  Richard J. Erickson, Esq.
                        Telecopy: (513) 651-6981
                        Phone: (513) 651-6880
     The Agent:

                        NationsBank, N.A.,
                        4161 Piedmont Parkway
                        Greensboro, North Carolina  27410
                        Attention: Cindy Williamson-Kohler, Vice President
                        Telecopy: (910) 805-2748
                        Phone: (910) 805-2040

     with a copy to:
     ---------------

                        Shaw Pittman Potts & Trowbridge
                        2300 N Street, N.W.
                        Washington, D.C.  20037

                        Attention: M. David Krohn, Esq.
                        Telecopy: (212) 603-6801
                        Phone: (212) 603-6824

     PROVIDED that any notice, request or demand to or upon the Agent pursuant to subsection 2.2, 3.4 or 3.5 shall not be effective until received.

10.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

10.6 PAYMENT OF EXPENSES AND TAXES. The Borrowers, jointly and severally, agree
         (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Agent,
         (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents or the use of the proceeds of the Advances and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED that the Borrowers shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Agent or such Lender. The agreements in this subsection 10.6 shall survive repayment of the Advances and all other amounts payable hereunder.

10.7 TERMINATION. This Agreement shall terminate upon the termination of all Commitments and the irrevocable repayment in full of the aggregate outstanding principal amount of the Advances, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time under any of the Credit documents; provided that all indemnities set forth herein including, without limitation, in subsections 3.13, 3.14, 3.15, 3.16, 9.7 and 10.6 shall survive such termination.

10.8 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("PARTICIPANTS") participating interests in any Advance owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Advance for all purposes under this Agreement and the other Credit Documents, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clauses (a) and (b) of the proviso to subsection
         10.1. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 3.14, 3.15 and 3.16 with respect to its participation in the Commitments and the Advances outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 3.15, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the Lenders would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrowers and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of EXHIBIT N, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Agent) and delivered to the Agent for its acceptance and recording, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, (x) the aggregate principal amount of the Advance (or, prior to the Closing Date, Commitment) being assigned is not less than $3,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate principal amount of the Advance (or, prior to the Closing Date, Commitment) remaining with the assigning Lender is not less than $3,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Agent). Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lenders' rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrowers shall not be required for any assignment which occurs at any time when any of the events described in subsection 8(g) shall have occurred and be continuing.

(d) The Agent, on behalf of the Borrowers, shall maintain at the address of the Agent referred to in subsection 10.3 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Advances owing to, each Lender from time to time. The entries in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded. The Borrowers, the Agent and the Lenders may (and, in the case of any Advance or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of an Advance or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Advance or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Agent), together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers; PROVIDED that no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof.

(f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lenders' possession concerning any Borrower and any Affiliate of a Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lenders' credit evaluation of any such Borrower and its Affiliates prior to becoming a party to this Agreement.

(g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 10.8 concerning assignments of Advances and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Advance or Note to any Federal Reserve Bank in accordance with applicable law.

10.9 ADJUSTMENTS; SET-OFF.

(a) If any Lender (a "BENEFITED LENDER") at any time shall receive any payment of all or part of its Advances or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lenders' Advances or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lenders' Advances, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, and if after taking into account such sharing the benefited Lender continues to have access to addition funds of or collateral granted by any Borrower for application on account of its debt, then the benefited Lender shall use such funds or collateral to reduce debt of any Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers, jointly and severally, agree that each Lender so purchasing a portion of another Lenders' Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Agent or any Lender after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of the set-off and application.

10.10 JOINT AND SEVERAL LIABILITY. WHETHER OR NOT EXPRESSLY STATED HEREIN OR IN ANY OTHER CREDIT DOCUMENT, ALL OBLIGATIONS OF THE BORROWERS (OR OF ANY BORROWER) HEREUNDER AND UNDER EACH OTHER CREDIT DOCUMENT (WHETHER IN CONNECTION WITH ADVANCES OR OTHER OBLIGATIONS) ARE JOINT AND SEVERAL OBLIGATIONS OF ALL BORROWERS.

10.11 MAXIMUM AMOUNT OF JOINT AND SEVERAL LIABILITY. To the extent that applicable Law otherwise would render the full amount of the joint and several obligations of any Subsidiary Borrower hereunder and under the other Credit Documents invalid or unenforceable, such Subsidiary Borrower's obligations hereunder and under the Credit Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability, PROVIDED, HOWEVER, that each Borrower's obligations hereunder and under the other Credit Documents shall be presumptively valid and enforceable to their fullest extend in accordance with the terms hereof or thereof, as if this subsection
         10.11 were not a part of this Agreement.

10.12 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Agent.

10.13 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

10.15 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

10.16 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of North Carolina, the courts of the United States of America for the 4th Circuit, and appellate courts from any thereof,

(b) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;

(c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to a Borrower at its address set forth in subsection 10.3 or at such other address of which the Lenders shall have been notified pursuant thereto;

(d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waive, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 10.16 any special, exemplary, punitive or consequential damages.

10.17 ACKNOWLEDGMENTS. The Borrowers hereby acknowledge that:

(a) each Borrower has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any of the Borrowers arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Agent and Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith is solely that of debtors and creditors; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrowers and the Lenders.

10.18 WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                     NATIONSBANK, N.A.,
                                     AS AGENT AND LENDER


                                     By: /s/ Cindy Williamson-Kohler
                                         ---------------------------------------
                                         Cindy Williamson-Kohler
                                         Vice President


                                     HOMEMAX, INC.


                                     By: /s/ Matthew S. Massarelli
                                         --------------------------------------
                                         Matthew S. Massarelli
                                         Executive Vice President


                                     HOMEMAX NORTH CAROLINA, INC.
                                     HOMEMAX OHIO, INC.
                                     HOMEMAX SOUTH CAROLINA, INC.
                                     HOMEMAX TENNESSEE, INC.


                                     By: /s/ Matthew S. Massarelli
                                         --------------------------------------
                                         Matthew S. Massarelli
                                         President

                                   HOMEMAX INDIANA, LLC
                                     By:  HOMEMAX, INC.


                                     By: /s/ Matthew S. Massarelli
                                        --------------------------------------
                                        Matthew S. Massarelli
                                        Executive Vice President



                                     By:  HOMEMAX NORTH CAROLINA, INC.


                                     By: /s/  Matthew S. Massarelli
                                        --------------------------------------
                                        Matthew S. Massarelli
                                        President


                                   HOMEMAX KENTUCKY, LLC

                                     By:  HOMEMAX, INC.


                                     By: /s/Matthew S. Massarelli
                                        --------------------------------------
                                        Matthew S. Massarelli
                                        Executive Vice President

                                     By:  HOMEMAX NORTH CAROLINA, INC.


                                     By:  /s/  Matthew S. Massarelli
                                        --------------------------------------
                                        Matthew S. Massarelli
                                        Executive Vice President

                                                                      SCHEDULE I
                                                                      ----------

                         LENDERS; ADDRESSES FOR NOTICES
                         ------------------------------




            1.          NATIONSBANK, N.A.,
                        4161 Piedmont Parkway
                        Greensboro, North Carolina  27410
                        Attention: Cindy Williamson-Kohler, Vice President
                        Telecopy: 910-805-2748
                        Phone: 910-805-2040

                                                                     SCHEDULE II
                                                                     -----------

                     COMMITMENTS AND COMMITMENT PERCENTAGES
                     --------------------------------------



          Lender               Commitment              Commitment Percentage
          ------               ----------              ---------------------

NATIONSBANK, N.A.              $33,920,000                     100%




                                                                    SCHEDULE III
                                                                    ------------
                               HOMEMAX, INC. GROUP
                                  SUBSIDIARIES:
                               -------------------

NAME                               STATUS               JURISDICTION OF INCORPORATION       OWNERSHIP PERCENTAGE
----------------------------------------------------------------------------------------------------------------

HomeMax Indiana, LLC             Subsidiary Borrower            Indiana                          99%*
HomeMax Kentucky LLC             Subsidiary Borrower            Kentucky                         99%*
HomeMax North Carolina, Inc.     Subsidiary Borrower         North Carolina                      100%
HomeMax Ohio, Inc.               Subsidiary Borrower              Ohio                           100%
HomeMax South Carolina, Inc.     Subsidiary Borrower         South Carolina                      100%
HomeMax Tennessee, Inc.          Subsidiary Borrower           Tennessee                         100%
HM Services, Inc.                Guarantor                       Delaware                        100%
HM Properties, Inc.              Guarantor                       Delaware                        100%


            * Remaining 1% ownership by HomeMax North Carolina, Inc.






                                                                     SCHEDULE IV
                                                                     -----------


                               HOMEMAX, INC. GROUP
                                  INDEBTEDNESS
                                  ------------

                             LONG TERM INDEBTEDNESS
                             As Of February 19, 1998

ENTITY                              ISSUE TYPE      BANK        ISSUE          MATURITY         RATE                   AMOUNT
                                                                DATE           DATE
------------------------------------------------------------------------------------------------------------------------------------
HomeMax, Inc.                                                   2/23/98        2/23/2003        Greater of           $12,000,000
Promissory Note                                                                                 Prime Rate or the
NationsBank, N.A.                                                                               Federal
                                                                                                Funds Effective Rate
(Agent)

HomeMax, Inc.

HomeMax Indiana, LLC

HomeMax Kentucky LLC

HomeMax North Carolina, Inc.

HomeMax Ohio, Inc.

HomeMax South Carolina, Inc.

HomeMax Tennessee, Inc.


                                                                      SCHEDULE V
                                                                      ----------

                               HOMEMAX, INC. GROUP

                           U.C.C. Financing Statements
                           ---------------------------

HomeMax, Inc.

            1- Indiana Secretary of State
            1- Kentucky Secretary of State
            1- North Carolina Secretary of State
            1- Ohio Secretary of State
            1- Hamilton County, OH Recorder
            1- South Carolina Secretary of State
            1- Tennessee Secretary of State

HomeMax Indiana, LLC

            1- Indiana Secretary of State

HomeMax Kentucky, LLC

            1- Kentucky Secretary of State

HomeMax North Carolina, Inc.

            1- North Carolina Secretary of State
            1- Davie County, NC Recorder
            1- Forsyth County, NC Recorder
            1- Person County, NC Recorder
            1- Wake County, NC Recorder

HomeMax Ohio, Inc.
            1- Ohio Secretary of State
            1- Hamilton County, OH Recorder

HomeMax South Carolina, Inc.
            1- South Carolina Secretary of State

HomeMax Tennessee, Inc.
            1- Tennessee Secretary of State

HM Services, Inc.

            1- Ohio Secretary of State
            1- North Carolina Secretary of State

HM Properties (None)




                                                                     SCHEDULE VI
                                                                     -----------

                               HOMEMAX, INC. GROUP

                                      LIENS
                                      -----

            HomeMax, Inc.                             UCC-1 filings for furniture and computer
                                                      equipment leased from CLG, Inc. and
                                                      Colonial Pacific Leasing Corporation*

            HomeMax Indiana, LLC                      N/A

            HomeMax Kentucky LLC                      N/A

            HomeMax North Carolina, Inc.              N/A

            HomeMax Ohio, Inc.                        N/A

            HomeMax South Carolina, Inc.              N/A

            HomeMax Tennessee, Inc.                   N/A

            HM Properties, Inc.                       N/A

            HM Services, Inc.                         N/A

            *See Attachment 1 to Schedule VI



                                                     Attachment 1 to Schedule VI
                                                     ---------------------------



LESSOR                                 NATURE OF LEASE                      ITEMS LEASED                      UCC FILING

CLG Inc.                               Equipment Lease Agreement            Misc. computer equipment          Yes
3001 Spring Forest Road                dated 8/22/97                        Modular Office Furniture
Raleigh, NC 27616                      and Supplements

Colonial Pacific Leasing Company       Master Equipment Lease               Modular Office Furniture          Yes
P.O. Box 120102                        dated 9/22/97
Portland, OR 97281                     and Addendums


                                                                    SCHEDULE VII
                                                                    ------------

                               HOMEMAX, INC. GROUP

                                   GUARANTEES
                                   ----------

                        HomeMax, Inc.
                        HomeMax Indiana, LLC
                        HomeMax Kentucky, LLC
                        HomeMax North Carolina, Inc.
                        HomeMax Ohio, Inc.
                        HomeMax South Carolina, Inc.
                        HomeMax Tennessee, Inc.

            EACH OF THE ENTITIES LISTED ABOVE HAS DELIVERED THE FOLLOWING
GUARANTEES:

            (1) Guarantee of $15,000,000 loan dated February 23, 1998 delivered to NationsBank, as agent for itself and the other lenders (collectively, "Lenders"), under the Credit Agreement between Zaring National Corporation and Lenders dated February 23, 1998.

            (2) Guarantee of $12,000,000 loan dated February 23, 1998 delivered to NationsBank, as agent for itself and the other lenders (collectively, "Lenders"), under the Credit Agreement between HomeMax, Inc. and Lenders dated February 23, 1998.

                                                                   SCHEDULE VIII
                                                                   -------------



                               HOMEMAX, INC. GROUP
                              EXISTING INVESTMENTS
                              --------------------



Entity                                     Investment
------                                     ----------

HomeMax, Inc.                             Subsidiaries
HomeMax Indiana, LLC                           N/A
HomeMax Kentucky, LLC                          N/A
HomeMax North Carolina, Inc.                   N/A
HomeMax Ohio, Inc.                             N/A
HomeMax South Carolina, Inc.                   N/A
HomeMax Tennessee, Inc.                        N/A

